                                                                     Exhibit 3.2

                               POOLING AGREEMENT
                               -----------------


THIS AGREEMENT (the "Agreement") dated as of this _____ day of May, 1999, by and among HARTCO LTD, a Nevada corporation, (the "Issuer"), INTERWEST TRANSFER COMPANY, INC. (the "Pooling Agent") and the undersigned shareholders of the Issuer (the "Shareholders").

WITNESSETH:

WHEREAS the Shareholders are the holders of, have subscribed for, or have agreed to purchase shares (the "Shares") of the Issuer as set forth on Schedule A attached hereto and incorporated herein by reference ("Schedule A"); and

WHEREAS the Shareholders deem it to be in their best interests and that of the Issuer to place the Shares in a pool with the Pooling Agent on the terms and conditions herein contained.

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. This Agreement shall be effective as of the date hereof (the "Effective Date") and shall continue until terminated according to the provisions hereof.

2. The Shareholders agree with the Issuer and the Pooling Agent that they will deliver or cause to be delivered to the Pooling Agent the certificates for their Shares as set out in Schedule A to be held by the Pooling Agent and released on a pro-rata basis as provided in Schedule A.

3. The Shareholders agree that the Board of Directors of the Issuer, may in its absolute and sole discretion, revise the release provisions of Schedule A to permit an early release of the Shares from the pool on a pro rata basis if the Board of Directors deems it to be in the best interests of the Issuer and all of the Shareholders. The decision of the Board of Directors in this regard shall be final and deemed to be in the best interests of all of the shareholders of the Issuer.

4. The Shareholders further agree that the 400,000 shares of the Issuer held by Gatham Properties S.A., a Bahamian International Business Corporation ("Gatham") are not subject to the terms and conditions of this Agreement and may be disposed of at any time.

5. The Shareholders shall be entitled to a letter or receipt from the Pooling Agent stating the number of Shares represented by certificates held for them by the Pooling Agent subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

6. The Shareholders shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the Shares or beneficial ownership of or any interest in them; and the Pooling Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of or interest in the Shares, except as may be required by reason of the death or bankruptcy of any one or more of the Shareholders, in which case the Pooling Agent shall hold the certificates for these shares subject to this Agreement for whatever person or persons, firm or corporation that may become legally entitled thereto.

7. The Shareholders agree that the Shares are being pooled in the best interests of the Issuer and its Shareholders and have not been pooled due to duress or undue influence.

8. This Agreement shall enure to the benefit of and be binding upon the parties hereto, and each of their heirs, executors, administrators, successors and permitted assigns.

9. This Agreement may be executed in several parts in the same form and such parts so executed shall together constitute one original Agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

10. Each of the signatories hereby agree that new shareholders of the Issuer may agree to be bound as parties to this Agreement from time to time and pool their shareholdings in the Issuer from time to time by amendments hereto which need only be signed by the Issuer, the Pooling Agent and the shareholders joining the Agreement from time to time.

11. The parties hereto agree that in consideration of the Pooling Agent agreeing to act as Pooling Agent as aforesaid, the Issuer and the Shareholders do hereby covenant and agree from time to time and at all times hereafter, to save, defend and keep harmless and fully indemnify the Pooling Agent, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the Pooling Agent, its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Pooling Agent pursuant to this Agreement.

12. It is further agreed by and between the parties hereto and, without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the Shares hereby pooled, the Pooling Agent shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity given against its costs of such proceedings.

13. This Agreement shall be construed in accordance with the laws of the State of Washington.

14. In any action brought to enforce this Agreement, or to seek damages for breach thereof, the prevailing party shall be entitled to recover a reasonable attorney's fee (including a reasonable attorney's fee on any appeal thereof) and reasonable costs of litigation in addition to any other award or decree granted or given by the court.

15. This Agreement supersedes all prior agreements of the parties, constitutes the entire agreement and understanding between the parties and may only be modified or amended by a subsequent written agreement executed by all parties.

IN WITNESS WHEREOF the Issuer, the Pooling Agent, and the Shareholders, have executed this Agreement as of the day and year first above written.


SIGNED, SEALED AND DELIVERED by the       HARTCO LTD.
Issuer in the presence of:
___________________________________       ______________________________________
Witness                   Signature       Per:__________________________________
___________________________________
Address
___________________________________
City and Postal Code

SIGNED, SEALED AND DELIVERED by the
Issuer in the presence of:                ______________________________________
___________________________________       Signature
Witness                   Signature       ______________________________________
___________________________________       Print Name of Shareholder
Address                                   ______________________________________
___________________________________       Address
City and Postal Code                      ______________________________________
                                          City and Postal Code

SIGNED, SEALED AND DELIVERED by the
Issuer in the presence of:                ______________________________________
___________________________________       Signature
Witness                   Signature       ______________________________________
___________________________________       Print Name of Shareholder
Address                                   ______________________________________
___________________________________       Address
City and Postal Code                      ______________________________________
                                          City and Postal Code

SIGNED, SEALED AND DELIVERED by the
Issuer in the presence of:                ______________________________________
___________________________________       Signature
Witness                   Signature       ______________________________________
___________________________________       Print Name of Shareholder
Address                                   ______________________________________
___________________________________       Address
City and Postal Code                      ______________________________________
                                          City and Postal Code

SIGNED, SEALED AND DELIVERED by the
Issuer in the presence of:                ______________________________________
___________________________________       Signature
Witness                   Signature       ______________________________________
___________________________________       Print Name of Shareholder
Address                                   ______________________________________
___________________________________       Address

City and Postal Code                      ______________________________________
                                          City and Postal Code


                                 SCHEDULE "A"
                                 ------------

The Shares shall be released as to:

a.   1/4 of the Shares on December 1, 1999 (the "First Release Date");
b.   1/4 of the Shares three months following the First Release Date;
c.   1/4 of the Shares six months following the First Release Date; and
d.   1/4 of the Shares nine months following the First Release Date;

except that where the number of pooled shares of any Shareholder as at a Release Date are less than or equal to 50,000, then all such shares of that Shareholder shall be released.

--------------------------------------------------------------------------------
NAME OF SHAREHOLDER                                 # OF SHARES POOLED
--------------------------------------------------------------------------------
Antiqua Bay Holdings Ltd.                           231,066
--------------------------------------------------------------------------------
Rockaway Resources Inc.                             631,066
--------------------------------------------------------------------------------
Bottom Line Management Inc.                         570,994
--------------------------------------------------------------------------------
Everhart Enterprises Ltd.                           630,633
--------------------------------------------------------------------------------
Media Resources International Inc.                  347,088
--------------------------------------------------------------------------------
Millennium Crescent Corp.                           347,087
--------------------------------------------------------------------------------
Number 2 Corporate Ventures                         400,000
--------------------------------------------------------------------------------
Newthan Fund Investment Ltd.                         75,634
--------------------------------------------------------------------------------
Levert Development Ltd.                              75,635
--------------------------------------------------------------------------------
Number 4 Corporate Ventures Inc.                      7,167
--------------------------------------------------------------------------------
Number 5 Corporate Ventures Inc.                      5,734
--------------------------------------------------------------------------------
Number 6 Corporate Ventures Inc.                     50,000
--------------------------------------------------------------------------------
Number 9 Corporate Ventures Inc.                     33,011
--------------------------------------------------------------------------------
Los Cabos Land Company                              373,463
--------------------------------------------------------------------------------
Number 11 Corporate Ventures Inc.                   160,204
--------------------------------------------------------------------------------
Number 12 Corporate Ventures Inc.                     5,734
--------------------------------------------------------------------------------
Number 13 Corporate Ventures Inc.                     5,734
--------------------------------------------------------------------------------
Number 14 Corporate Ventures Inc.                    28,669
--------------------------------------------------------------------------------
Number 15 Corporate Ventures Inc.                    18,676
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Number 16 Corporate Ventures Inc.                   41,125
--------------------------------------------------------------------------------
Number 17 Corporate Ventures Inc.                   41,125
--------------------------------------------------------------------------------
Number 18 Corporate Ventures Inc.                   41,125
--------------------------------------------------------------------------------
Number 19 Corporate Ventures Inc.                   41,125
--------------------------------------------------------------------------------
Atlas Software Production Inc.                      32,142
--------------------------------------------------------------------------------
Number 21 Corporate Ventures Inc.                   15,000
--------------------------------------------------------------------------------
Number 22 Corporate Ventures Inc.                    5,734
--------------------------------------------------------------------------------
Mindquake Software Inc.                             48,249
--------------------------------------------------------------------------------
AHF Ventures Inc.                                  373,463
--------------------------------------------------------------------------------
Zao Enterprises Inc.                                43,003
--------------------------------------------------------------------------------
Marie-Rose LTD.                                    400,000
--------------------------------------------------------------------------------
Denali Foundation                                  370,000
--------------------------------------------------------------------------------
Exeter Management & Trading Ltd.                   500,000
--------------------------------------------------------------------------------
Round Rock Management Inc.                         150,314
--------------------------------------------------------------------------------
                                                 6,500,000
                                               ---------------------------------

                                    FORM OF

                          POOLING AMENDMENT AGREEMENT



THIS AGREEMENT (the "Agreement") dated as of this _____ day of ______, ____, by and among HARTCO LTD, a Nevada corporation, (the "Issuer"), INTERWEST TRANSFER COMPANY, INC. (the "Pooling Agent") and the undersigned shareholders of the Issuer (the "Shareholders").

WHEREAS:

A. The Shareholder has agreed to purchase _________ shares (the "Shares") of the Issuer;

B. The Issuer together with the Pooling Agent have entered into a Pooling Agreement dated May ____, 1999, with certain shareholders of the Issuer (the "Pooling Agreement") providing for the pooling of the shares of the Issuer owned by those shareholders and their subsequent release in accordance with the following release provisions:

     a.  1/4 of the Shares on December 1, 1999 (the "First Release Date");
     b.  1/4 of the Shares three months following the First Release Date;
     c.  1/4 of the Shares six months following the First Release Date; and
     d.  1/4 of the Shares nine months following the First Release Date;


subject to amendment by the Board of Directors of the Issuer to permit earlier release on a pro-rata basis, except that where the number of pooled shares of any Shareholder as at a Release Date are less than or equal to 50,000, then all such shares of that Shareholder shall be released; and

C. The Shareholder desires to place the Shares in pool with the Pooling Agent on the terms and conditions of Pooling Agreement which provides that new shareholders of the Issuer may agree to be bound as parties to the Pooling Agreement from time to time and pool their shareholdings in the Issuer from time to time by amendments to the Pooling Agreement which need only be signed by the Issuer, the Pooling Agent and the shareholders joining the Pooling Agreement from time to time.

NOW THEREFORE in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. The Shareholder hereby agrees with the Issuer and the Pooling Agent to be bound as a party to the Pooling Agreement and to pool the Shares thereunder and for this purpose to deliver or cause to be delivered to the Pooling Agent certificates for his or her Shares in the Issuer to be held by the Pooling Agent and released as provided in the Pooling Agreement.

2. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and permitted assigns.

3. This Agreement may be executed in several parts in the same form and such parts so executed shall together constitute one original Agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agree-ment.

4. The parties hereto agree that in consideration of the Pooling Agent agreeing to act as Pooling Agent as aforesaid, the Issuer and the Shareholder do hereby covenant and agree from time to time and at all times hereafter, well and truly to save, defend and keep harmless and fully indemnify the Pooling Agent, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the said Pooling Agent, its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Pooling Agent pursuant to this Agreement and the Pooling Agreement.

IN WITNESS WHEREOF the Issuer, the Pooling Agent, and the Shareholder, have executed these presents as of the day and year first above written.


     SIGNED, SEALED AND DELIVERED by the     HARTCO LTD.
     Issuer in the presence of:
     ___________________________________     __________________________________
     Witness                   Signature     Per:______________________________
     ___________________________________
     Address
     ___________________________________
     City and Postal Code

     SIGNED, SEALED AND DELIVERED by the
     Issuer in the presence of:              __________________________________
     ___________________________________     Signature
     Witness                   Signature     __________________________________
     ___________________________________     Print Name of Shareholder
     Address                                 __________________________________
     ___________________________________     Address
     City and Postal Code                    __________________________________
                                             City and Postal Code